Exhibit 10.3

SHARE PURCHASE AGREEMENT

This SHARE PURCHASE AGREEMENT is made and entered into as of August 26, 2015 (this “Agreement”), by and among Dr. Ryuji Ueno, an individual (“Seller 1”), Dr. Sachiko Kuno, an individual (“Seller 2”), S&R Technology Holdings, LLC, a Delaware limited liability company (“Seller 3”, and together with Seller 1 and Seller 2, collectively, the “Sellers”, and each of them, a “Seller”), and Sucampo Pharmaceuticals, Inc., a Delaware corporation (“Acquiror”, and together with the Sellers, collectively, the “Parties”, and each of them, a “Party”). Certain other capitalized terms used in this Agreement are defined in Exhibit A hereto.

RECITALS

WHEREAS, Seller 1, Seller 2, and Seller 3 own Three Million Two Hundred Thousand (3,200,000), Two Million (2,000,000), and Three Million Three Hundred Seventy-One Thousand Nine Hundred (3,371,900) shares, respectively, of the common stock (the “Common Stock”) of R-Tech Ueno, a corporation organized under Japanese law (the “Company”, and such shares of the Common Stock of the Company owned by the Sellers, collectively, the “Seller Shares”);

WHEREAS, Acquiror and the Company have entered into negotiations with respect to the initiation by a subsidiary of Acquiror (“Tender Sub”) of a tender offer bid (such tender offer bid, including any amendments or extensions thereto the “Tender Offer”) to acquire for cash (i) all of the issued and outstanding shares of Common Stock of the Company (excluding the Seller Shares) at a price of 1,900 JPY per share (the “Share Offer Price”) and (ii) all of the outstanding options to purchase capital stock of the Company at a price per option (designated in JPY) corresponding to the difference between the exercise price of such option and the Share Offer Price;

WHEREAS, Jefferies Finance LLC (“Jefferies”) has entered into a financing commitment letter, dated as of the date hereof, between Acquiror and Jefferies (the “Financing Commitment”), pursuant to which Jefferies has committed to provide debt financing, in the aggregate amount and on the terms and conditions set forth in the Financing Commitment, for, amongst other things, the consummation of (i) the purchase of the Seller Shares and (ii) the Tender Offer (the provision of such debt financing, the “Financing”); and

WHEREAS, in order to induce Acquiror to proceed with the Tender Offer, the Parties desire to enter into this Agreement, pursuant to which the Sellers will sell the Seller Shares to Acquiror, upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I

PURCHASE OF SELLER SHARES

Section 1.01        Sale of Seller Shares(a). Upon the terms and conditions hereinafter set forth, the Sellers hereby agree to sell, assign, transfer and deliver to the Acquiror at the Closing, and the Acquiror hereby agrees to purchase and accept from the Sellers at the Closing, the Seller Shares. The Seller Shares shall be conveyed free and clear of all Liens.

Section 1.02    Consideration for Seller Shares. At the Closing, in reliance upon the representations, warranties and covenants set forth herein and in consideration of the Sellers’ sale, assignment, transfer and delivery of the Seller Shares to the Acquiror, the Acquiror shall pay to each Seller, by wire transfer of immediately available United States dollars to an account designated by the applicable Seller prior to the Closing, an amount of cash equal to the product of (x) the number of Seller Shares held by such Seller, multiplied by (y) the Per Share Purchase Price (such payments, collectively, the “Closing Payments”). The amount of the Closing Payments shall be calculated in JPY and converted to United States dollars using the exchange rate quoted on www.oanda.com as of the close of trading on the New York Stock Exchange on the date that the Tender Offer is announced to the public (the “Announcement Date”).

Section 1.03    Seller Acknowledgement Regarding Price. Each Seller acknowledges and agrees that (i) it has knowledge and experience in financial and business matters sufficient to enable it to evaluate the merits and risks of the transactions contemplated by this Agreement and the Tender Offer, (ii) it has had access to all information that it deems necessary or appropriate to determine the value of the Seller Shares that such Seller is selling to Acquiror pursuant to this Agreement, (iii) the Share Offer Price may be greater than the Per Share Purchase Price, (iv) notwithstanding the amount of the Share Offer Price, in consideration of the sale of its Seller Shares, such Seller shall be entitled to the Closing Payment calculated pursuant to Section 1.02, and (v) it has consulted its own financial and legal advisors in connection with the transactions contemplated by this Agreement and it has entered into this Agreement voluntarily.

Section 1.04    Withholding. Acquiror shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any Seller pursuant to this Agreement such amounts as Acquiror may be required to deduct or withhold therefrom under applicable Law. To the extent such amounts are so deducted or withheld and paid over to the applicable Governmental Authority or other applicable Person, such amounts will be treated for all purposes under this Agreement as having been paid to the Seller to whom such amounts would otherwise have been paid.

Section 1.05    Transfer Taxes. All transfer, documentary, stamp, registration and all other Taxes, fees and duties, if any, incurred in connection with the sale and transfer of the Seller Shares shall be borne and paid by the Sellers.

ARTICLE II

CLOSING

Section 2.01    Closing. Subject to the satisfaction or waiver of all of the conditions set forth in Section 2.02 of this Agreement (other than those conditions which, by their terms, are intended to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), the consummation of the sale and purchase of the Seller Shares (the “Closing”) shall take place at the offices of Cooley LLP 4401 Eastgate Mall, San Diego, California 92121-1909 at 10:00 a.m. local time in Tokyo, Japan on (i) the date of the settlement of the Tender Offer, or (ii) on such other date following the settlement of the Tender Offer and/or at such other time and place as the Sellers, on the one hand, and Acquiror, on the other hand, shall mutually agree. The date on which the Closing actually takes place is referred to in this Agreement as the “Closing Date.”

Section 2.02    Conditions to Closing.

(a)           Acquiror’s Closing Conditions. The obligations of Acquiror to effect the sale and purchase of the Seller Shares and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver, at or prior to the Closing, of each of the following conditions:

(i)            Accuracy of Representations. Each of the representations and warranties made by the Sellers in this Agreement (excluding Section (i) of Schedule 3.01) shall be true and correct in all material respects at the Closing Date, except where a failure to satisfy such condition would not prevent the consummation of the sale and purchase of the Seller Shares.

(ii)          Performance of Covenants. The covenants and obligations that the Sellers are required to comply with or to perform pursuant to Section 4.01(a)(i)(a) shall have been complied with and performed in all material respects.

(iii)        No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other material legal restraint or prohibition issued or promulgated by a Governmental Authority preventing the consummation of the sale and purchase of the Seller Shares or the consummation of the other transactions contemplated by this Agreement shall be in effect, and there shall not be any Law enacted or deemed applicable to the sale and purchase of the Seller Shares or the consummation of the other transactions contemplated by this Agreement that makes the consummation thereof illegal.

(iv)        Consents and Notices. All filings or notices to, and all Consents of, any Governmental Body or other Person required to be delivered or obtained (whether pursuant to applicable Law, Contract (including each Covenant, dated as of April 14, 2015, executed by each of the Sellers in favor of Mitsubishi UFJ Morgan Stanley Securities Co., Ltd. (each, a “Lock-Up Agreement”), or otherwise) prior to the consummation of the sale and purchase of the Seller Shares shall have been delivered or obtained (and copies thereof provided to Acquiror) and shall be in full force and effect, except where a failure to satisfy such condition would not prevent the consummation of the sale and purchase of the Seller Shares.

(v)          Majority Share Acquisition. Tender Sub shall have completed the Majority Share Acquisition.

(vi)        No Liens. The Seller Shares shall not be subject to any Liens or other encumbrances that would prevent Acquiror from obtaining good and clean title to the Seller Shares at the Closing.

(vii)      Financing. Acquiror shall have obtained the Financing, or such other financing as required to close the Tender Offer and this Agreement.

(b)           Sellers’ Closing Conditions. The obligations of the Sellers to effect the sale and purchase of the Seller Shares and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver, at or prior to the Closing, of the following conditions:

(i)            Accuracy of Representations. Each of the representations and warranties made by the Acquiror in this Agreement shall be true and correct in all material respects at the Closing Date, except where a failure to satisfy such condition would not prevent the consummation of the sale and purchase of the Seller Shares.

(ii)          Performance of Covenants. All of the covenants and obligations that the Acquiror is required to comply with or to perform at or prior to the Closing Date shall have been complied with and performed in all material respects, except where a failure to satisfy such condition would not prevent the consummation of the sale and purchase of the Seller Shares.

(iii)        No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other material legal restraint or prohibition issued or promulgated by a Governmental Authority preventing the consummation of the sale and purchase of the Seller Shares or the consummation of the other transactions contemplated by this Agreement shall be in effect, and there shall not be any Law enacted or deemed applicable to the sale and purchase of the Seller Shares or the consummation of the other transactions contemplated by this Agreement that makes the consummation thereof illegal.

(iv)        Majority Share Acquisition. Tender Sub shall have completed the Majority Share Acquisition.

Section 2.03       Closing Deliveries.

(a)           Sellers. At the Closing, the Sellers shall deliver, or cause to be delivered, to the Acquiror, the following:

(i)             evidence reasonably satisfactory to Acquiror reflecting the application by Sellers for the book-entry transfer of the Seller Shares from the securities accounts of the Sellers to the securities account of Acquiror; and

(ii)           such other documents and instruments as may be reasonably required by the Acquiror to consummate the transactions contemplated hereby.

(b)           Acquiror. At the Closing, the Acquiror shall deliver, or cause to be delivered to the Sellers, the Closing Payments in immediately available funds pursuant to wire transfer instructions provided by the Sellers to the Acquiror not less than three (3) days prior to the Closing.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.01       Representations and Warranties of the Sellers. Each Seller hereby represents and warrants to Acquiror that the statements set forth in Schedule 3.01 are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date (or, if made as of a specified date, as of such specified date only).

Section 3.02       Representations and Warranties of Acquiror. Acquiror hereby represents and warrants to the Sellers that the statements set forth in Schedule 3.02 are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date (or, if made as of a specified date, as of such specified date only).

ARTICLE IV

COVENANTS OF THE PARTIES

Section 4.01       The Sellers’ Obligations Prior to Closing.

(a)           Certain Covenants. During the period between the date hereof and the Closing or the earlier termination of this Agreement in accordance with its terms, except as contemplated by this Agreement, required by applicable Law or otherwise agreed to in writing by Acquiror:

(i)            none of the Sellers shall (a) sell, assign, transfer, or otherwise dispose of (including by tender into the Tender Offer), or pledge, hypothecate or suffer any Lien to be imposed upon, any of the Seller Shares, or (b) acquire any additional shares of the capital stock of the Company or any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock or other equity security of the Company, or any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of the Company;

(ii)          the Sellers and their respective Affiliates shall not, nor shall any of them authorize or permit any of their Representatives acting on their behalf to, directly or indirectly: (a) initiate, solicit or encourage any inquiry, proposal or offer from any Person (other than Acquiror) relating to a possible Acquisition Transaction; (b) participate in any discussions or negotiations or enter into any agreement with, or provide any non-public information to, any Person (other than Acquiror) relating to or in connection with a possible Acquisition Transaction; or (c) consider, entertain, approve, accept or ratify any proposal or offer from any Person (other than Acquiror) relating to a possible Acquisition Transaction, and the Sellers shall promptly notify the Acquiror in writing of any material inquiry, proposal or offer relating to a possible Acquisition Transaction that is received by any Seller or any of their respective Affiliates, or any of their Representatives;

(iii)        none of the Sellers or their respective Affiliates shall take any action, or fail to take any action required or contemplated under the terms of this Agreement or reasonably necessary or appropriate and requested by Acquiror in furtherance of the sale and purchase of the Seller Shares as contemplated hereunder, with the intent of, or that would reasonably be expected to, frustrate, hinder, delay, impede, or make unlikely or impossible the fulfillment of the conditions to the Parties’ obligations to consummate the Closing, the Tender Offer, the Majority Share Acquisition, or any other transaction contemplated by this Agreement; and

(iv)        none of the Sellers shall authorize any of, or agree or commit to take, any of the actions described in the preceding clauses (i) through (iii) of this Section 4.01(a).

(b)           Support and Cooperation. Each Seller agrees to take all reasonable actions available to them and requested by Acquiror to support the Tender Offer (including, to the extent applicable and if requested by Acquiror, by voting the Seller Shares in favor of transactions in furtherance thereof. If requested by Acquiror, the Sellers agree to place the Seller Shares into escrow with a third party specified by Acquiror during any period of time that the holders of Common Stock or stock options of the Company are entitled to tender their shares or options into the Tender Offer.

(c)           Termination of Related Party Agreements. Prior to the Closing, the Sellers shall takes such steps as are necessary to terminate, subject to the agreement of the Company, effective as of the Closing Date, those Related Party Agreements (if any) identified by Acquiror in writing to the Sellers prior to the Closing and provide Acquiror with evidence thereof reasonably satisfactory to Acquiror.

Section 4.02       Efforts to Consummate. Each of the Parties hereto shall use its reasonable best efforts to take, or cause to be taken, all lawful and reasonable actions within such Party’s control and to do, or cause to be done, all lawful and reasonable things within such Party’s control necessary to fulfill the conditions precedent to the obligations of the other Party(ies) hereunder and to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to cooperate with each other in connection with the foregoing. Except as otherwise set forth in this Agreement, each Party to this Agreement: (a) shall make all filings and other submissions (if any) and give all notices (if any) required to be made and given (whether pursuant applicable Law, Contract, or otherwise) by such Party in connection with the sale of the Seller Shares and the other transactions contemplated by this Agreement; (b) shall use reasonable best efforts to obtain each Consent (if any) required to be obtained (whether pursuant to applicable Law, Contract, or otherwise) by such Party in connection with the sale of the Seller Shares or any of the other transactions contemplated by this Agreement, provided that Sellers shall not be required to make any payments (not otherwise legally or contractually owed) (other than customary administrative, processing or similar fees) to third parties to obtain any required Consent; and (c) shall use reasonable best efforts to lift any injunction prohibiting, or any other legal bar to, the sale of the Seller Shares or any of the other transactions contemplated by this Agreement. Nothing in this Agreement shall be construed as an attempt or an agreement by the Parties to assign or cause the assignment of (or transfer control of) any Contract or permit which by Law is non-assignable without the Consent of any other Person, unless such Consent shall have been given.

Section 4.03       Notifications. Each Party shall give prompt notice to the other Parties (and subsequently keep the other Parties informed on a current basis) upon its becoming aware of (a) any Actions commenced or, to such Party’s knowledge, threatened against, relating to or involving or otherwise affecting such Party or any of its Affiliates which relate to the Tender Offer, the Majority Share Acquisition or any other transactions contemplated by this Agreement, or (b) the occurrence or existence of any fact, event or circumstance that would or would be reasonably likely to (i) cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein, or (ii) impair or delay the completion of the Tender Offer, the Majority Share Acquisition or the Closing; provided, however, the delivery of any notice pursuant to this Section 4.03 shall not (x) cure any breach of, or non-compliance with, any other provision of this Agreement or (y) limit the remedies available to any Party receiving such notice.

Section 4.04       Confidentiality.

(a)           For […***…] ([…***…]) years from and after date of this Agreement, Sellers will hold and treat in confidence, and will not use, and will cause their Affiliates to hold and treat in confidence, all non-public documents and information (including any information with regard to terms and conditions of this Agreement) concerning the Company, Acquiror and each of their respective Affiliates (collectively, “Acquiror Confidential Information”); provided, however, that Acquiror Confidential Information shall not include documents or information that (1) are required or requested (with prompt notice of such request to be made to Acquiror) to be disclosed by applicable Law or any Governmental Authority, (2) generally become available to the public through no fault of any Seller, (3) become available to Sellers on a non-confidential basis, or (4) are independently developed by Sellers or their respective Affiliates without reference to any Acquiror Confidential Information. Notwithstanding the foregoing, Sellers may disclose Acquiror Confidential Information to the respective directors, officers, agents, consultants and other representatives (including attorneys, financial advisor and accountants) of Sellers or their Affiliates to the extent reasonably necessary for execution or performance of this Agreement or the enforcement of their rights hereunder.

(b)           For […***…] ([…***…]) years from and after the date of this Agreement, Acquiror will hold and treat in confidence, and will not use, and will cause its Affiliates to hold and treat in confidence, all non-public documents and information concerning Sellers and their respective Affiliates (“Seller Confidential Information”); provided, however, that Seller Confidential Information shall not include documents or information that (1) are required or requested (with prompt notice of such request to be made to Sellers) to be disclosed by applicable Law or any Governmental Authority, (2) generally become available to the public through no fault of Acquiror or its Affiliates, (3) become available to Acquiror or its Affiliates on a non-confidential basis, or (4) are independently developed by Acquiror or its Affiliates without reference to any Seller Confidential Information. Notwithstanding the foregoing, Acquiror may disclose Seller Confidential Information to the directors, officers, agents, consultants and other representatives (including attorneys, financial advisors, accountants, potential financing sources) of Acquiror or its Affiliates to the extent reasonably necessary for execution or performance of this Agreement or the Tender Offer or the enforcement of its rights hereunder.

Section 4.05           No Lender Liability. Notwithstanding anything herein to the contrary, the Sellers hereby waive any rights or claims against Jefferies, each lead arranger and each other agent or co-agent (if any) with respect to the Financing, the Lenders, or any affiliate thereof and all of their respective affiliates and each director, officer, employee, representative and agent thereof (each, a “Financing Party”) in connection with this Agreement, the Financing or the Financing Commitment, whether at law or equity, in contract, in tort or otherwise, and the Sellers agree not to commence (and if commenced agree to dismiss or otherwise terminate) any Action against any Financing Party in connection with this Agreement or the transactions contemplated hereby (including any action relating to the Financing or the Financing Commitment). In furtherance and not in limitation of the foregoing waiver, it is agreed that no Lender shall have any liability for any claims, losses, settlements, damages, costs, expenses, fines or penalties to the Sellers in connection with this Agreement or the transactions contemplated hereby (including the Financing or the Financing Commitment).

ARTICLE V

INDEMNIFICATION

Section 5.01       Indemnification by Sellers. Sellers shall jointly and severally indemnify Acquiror from and against all Losses incurred by Acquiror to the extent arising out of or resulting from (i) any inaccuracy or breach of a representation or warranty made by the Sellers under Section 3.01, (ii) any breach or failure by the Sellers to perform any of their covenants or obligations contained in this Agreement, or (iii) any Taxes imposed on the Sellers that are required by applicable Law to be withheld from the Per Share Purchase Price in connection with the sale of the Seller Shares as contemplated hereunder, including as a result of the pricing of the Common Stock in the Tender Offer. Notwithstanding the foregoing, the Sellers’ obligations under clauses (i) and (ii) of the preceding sentence shall not exceed, in the aggregate, the Closing Payments received by Sellers.

Section 5.02       Indemnification by Acquiror. Acquiror shall indemnify the Sellers from and against all Losses incurred by the Sellers to the extent arising out of or resulting from (i) any inaccuracy or breach of a representation or warranty made by Acquiror under Section 3.02 or (ii) any breach or failure by Acquiror to perform any of its covenants or obligations contained in this Agreement.

Section 5.03       Survival; Indemnification Procedure(a)           . The Parties’ representations, warranties, covenants, and agreements contained in this Agreement shall survive the Closing. Whenever any claim shall arise for indemnification under this ARTICLE V, the indemnified Person making such claim shall notify the Party from whom indemnification is sought (the “Indemnifying Party”) in writing of the claim and, when known, the facts constituting the basis for such claim; provided, however, that the failure timely to provide such notice shall not release the Indemnifying Party from its obligations under this ARTICLE V.

ARTICLE VI

TERMINATION

Section 6.01       Termination. This Agreement may be terminated by the Sellers, acting together, on the one hand, or the Acquiror, on the other hand, by written notice to the applicable Party or Parties if (i) the Tender Offer has not closed on or before the date that is ninety (90) Business Days following the date of this Agreement, or (ii) the Tender Offer is withdrawn.

Section 6.02       Notice of Termination. Any Party desiring to terminate this Agreement pursuant to Section 6.01 shall give written notice of such termination to the other Parties to this Agreement.

Section 6.03       Effect of Termination. In the event of the termination of this Agreement as provided in Section 6.01, this Agreement shall forthwith become void and there shall be no liability on the part of any Party to this Agreement or any Financing Party except as set forth in ARTICLE V with respect to Losses suffered by any Party prior to the termination of this Agreement. This Section 6.03, Sections 4.04 (Confidentiality) and 4.05 (No Lender Liability), and ARTICLE V and ARTICLE VII (and the corresponding definitions in Exhibit A) shall survive any termination of this Agreement.

ARTICLE VII

MISCELLANEOUS

Section 7.01       Governing Law; Jurisdiction.

(a)           The Parties hereto acknowledge and irrevocably agree (i) that any dispute, action, or proceeding, whether in law or in equity, whether in contract or in tort or otherwise, arising out of, or relating to, the transactions contemplated hereby shall be subject to the exclusive jurisdiction of any state or federal court sitting in the County of New Castle, Delaware and any appellate court thereof and each party hereto submits for itself and its property with respect to any such dispute, action or proceeding to the exclusive jurisdiction of such court, (ii) not to bring or permit any of their Affiliates to bring or support anyone else in bringing any such dispute, action or proceeding in any other court, (iii) to waive and hereby waive, to the fullest extent permitted by law, any objection which any of them may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such dispute, action or proceeding in any such court, (iv) to waive and hereby waive any right to trial by jury in respect of any such dispute, action or proceeding, (v) that a final judgment in any such action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law and (vi) that any such dispute, action or proceeding shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflicts of law rules of such State that would result in the application of the laws of any other jurisdiction.

(b)           Notwithstanding anything herein to the contrary, the Parties hereto acknowledge and irrevocably agree (1) that any dispute, action, or proceeding, whether in law or in equity, whether in contract or in tort or otherwise, involving the Lenders arising out of, or relating to, the transactions contemplated hereby, the Financing or the performance of services thereunder or related thereto shall be subject to the exclusive jurisdiction of any state or federal court sitting in the County of New York, Borough of Manhattan, New York, New York and any appellate court thereof and each party hereto submits for itself and its property with respect to any such dispute, action or proceeding to the exclusive jurisdiction of such court, (ii) not to bring or permit any of their Affiliates to bring or support anyone else in bringing any such dispute, action or proceeding in any other court, (iii) to waive and hereby waive, to the fullest extent permitted by law, any objection which any of them may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such dispute, action or proceeding in any such court, (iv) to waive and hereby waive any right to trial by jury in respect of any such dispute, action or proceeding, (v) that a final judgment in any such action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law and (vi) that any such dispute, action or proceeding shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflicts of law rules of such State that would result in the application of the laws of any other jurisdiction.

Section 7.02           Cost and Expenses. Except as otherwise provided in this Agreement, each Party shall bear the costs, expenses and fees (including fees and expenses of the attorneys, certified public accountants, tax advisors and other advisors) incurred by such Party in relation to the preparation, execution and performance of this Agreement.

Section 7.03       Assignment. No Party shall assign or transfer or purport to assign or transfer (whether by operation of Law or otherwise) any of its rights, interests or obligations hereunder without the prior written consent of the other Parties; provided, that Acquiror may assign this Agreement and its rights and interests herein without any such consent to any of its Affiliates or as collateral to any Person providing financing to Acquiror. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns.

Section 7.04       Amendments and Waivers. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the Party against whom enforcement of the amendment, modification, discharge or waiver is sought (except that this Section 7.04 and Sections 4.05 (No Lender Liability), 6.03 (Effect of Termination), 7.01(b) (Governing Law; Jurisdiction), 7.03 (Assignment), and 7.11 (No Third-Party Beneficiaries) shall not be amended, modified, discharged, or waived in a manner that is adverse to the Lenders without the prior written consent of the Lenders). No failure or delay by any Party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

Section 7.05       Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any Law or as a matter of public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party. The Parties shall negotiate in good faith in order to seek to agree on the terms of a mutually satisfactory provision to be substituted for any provision found to be invalid, illegal or unenforceable.

Section 7.06       Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile or email pdf format), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 7.07       Entire Agreement. This Agreement (including the Schedules and Exhibits hereto) constitutes the entire agreement of the Parties hereto with respect to the subject matter hereof, and supersede any and all previous oral or written agreements or understandings between the Parties in relation to the matters dealt with herein. The Schedules and Exhibits referred to in this Agreement are intended to be and hereby are specifically made a part of this Agreement. Any and all previous agreements and understandings between the Parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement.

Section 7.08       Notices. Any notice or communication under this Agreement shall be sent to the Parties in English at their respective addresses set forth below or such other addresses as a Party may from time to time notify the other Parties pursuant to this Section 7.08. Notices may be sent by hand, or by registered mail (internationally recognized courier service if overseas) or by fax or email, and shall be deemed to be received, if sent by hand, fax or email, one normal working hour (at the place of delivery) after delivery or transmission, and if by registered mail the second Business Day after posting (or, in the case of international courier service, on the fifth Business Day following the date of deposit with such courier service, or such earlier delivery date as may be confirmed in writing to the sender by such courier service).

If to Acquiror:

Sucampo Pharmaceuticals, Inc.

4520 East-West Highway, 3rd Floor

Bethesda, MD 20814 USA

Attention: General Counsel

Phone: (301) 961-3400

Fax: (301) 961-3440

Email address: […***…]

with a copy (which shall not constitute notice) to:

Cooley LLP

4401 Eastgate Mall

San Diego, California 92121-1909

Attention: […***…]

Phone: […***…]

Fax: […***…]

Email address: […***…]

If to Seller 1:

Dr. Ryuji Ueno

c/o S&R Technology Holdings, LLC

2001 L Street, Suite 750

Washington, D.C. 20036

Phone: […***…]

Email address: […***…]

If to Seller 2:

Dr. Sachiko Kuno

c/o S&R Technology Holdings, LLC

2001 L Street, Suite 750

Washington, D.C. 20036

Phone: […***…]

Email address: […***…]

If to Seller 3:

S & R Technology Holdings, LLC

2001 L Street, NW, Suite 750

Washington, DC 20036

Phone: […***…]

and, in the case of notice to any Seller, with copies (which shall not constitute notice) to:

McGuireWoods LLP

800 East Canal Street

Richmond, Virginia 23219

Attention: […***…]

Phone: […***…]

Fax: […***…]

Email address: […***…]

and:

McGuireWoods LLP

800 East Canal Street

Richmond Virginia 23219

Attention: […***…]

Phone: […***…]

Fax: […***…]

Email address: […***…]

Section 7.09       Language. This Agreement has been prepared and executed in, and shall be construed in accordance with, the English language. Any Japanese translation prepared by any Party shall be for convenience purposes only, and in the event of a dispute as to interpretation of this Agreement, shall have no bearing on such interpretation.

Section 7.10       Fraud. Each Party acknowledges and agrees that nothing herein shall relieve or release a Person of any liability in connection with any fraudulent or criminal acts committed by such Person, its Affiliates or their respective representatives, and nothing herein shall provide any indemnification to or release of any Person committing such fraudulent or criminal acts.

Section 7.11           No Third-Party Beneficiaries. Except with respect to this Section 7.11 and Sections 4.05 (No Lender Liability), 6.03 (Effect of Termination), 7.01(b) (Governing Law; Jurisdiction), 7.03 (Assignment), and 7.04 (Amendments and Waivers), which Sections the Parties expressly agree that the Lenders will be third-party beneficiaries under, the rights created by this Agreement are solely for the benefit of the Parties hereto and their respective successors or permitted assigns, and no other Person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

Section 7.12           Further Assurances. If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Acquiror with full right, title and possession to the Seller Shares, the Sellers agree to take, and will take, all such lawful and necessary action required to so do or that the Acquiror otherwise reasonably requests to carry out and give effect to the Sellers’ agreements and undertakings pursuant to this Agreement. In furtherance thereof, the Sellers hereby agree to execute and deliver, or cause to be executed and delivered, such further instruments or documents or take such other action as may be necessary or convenient, in the opinion of the Acquiror or the Acquiror’s legal counsel, to carry out the transactions contemplated hereby.

Section 7.13           Remedies Cumulative; Specific Performance. The rights and remedies of the Parties hereto shall be cumulative (and not alternative). The Parties to this Agreement agree that in the event of any breach or threatened breach by any Party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other Party to this Agreement, such other Party shall be entitled (in addition to any other remedy that may be available to it) to: (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach. Each Party agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches of this Agreement by such Party, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such Party under this Agreement all in accordance with the terms of this Section 7.13. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with such order or injunction all in accordance with the terms of this Section 7.13.

Section 7.14           Construction. Unless indicated to the contrary in this Agreement by the context or use thereof: (a) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole and not to any particular section or paragraph of this Agreement; (b) references in this Agreement to articles, sections or paragraphs refer to articles, sections or paragraphs of this Agreement; (c) headings of sections are provided for convenience only and should not affect the construction or interpretation of this Agreement; (d) words importing the masculine gender shall also include the feminine and neutral genders, and vice versa; (e) words importing the singular shall also include the plural, and vice versa; (f) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; (g) any reference to a statute refers to such statute as it may have been or may be amended from time to time, or to such statute’s successor, and shall be deemed also to refer to all rules and regulations promulgated thereunder; (h) any reference to a Contract or other document as of a given date means the Contract or other document as amended, supplemented and modified from time to time through such date; (i) “or” shall include the meanings “either” or “both”; and (j) the symbols “JPY” or “¥” shall refer to the lawful currency of Japan. The Parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

/s/ Ryuji Ueno
Dr. Ryuji Ueno

/s/ Sachiko Kuno
Dr. Sachiko Kuno

S&R TECHNOLOGY HOLDINGS, LLC

By:	/s/ Ryuji Ueno
Name:	Dr. Ryuji Ueno
Title:	President

SUCAMPO PHARMACEUTICALS, INC.

By:	/s/ Peter Greenleaf
Name:	Peter Greenleaf
Title:	Chief Executive Officer

Exhibit A

certain definitions

For purposes of this Agreement (including this Exhibit A):

“Acquiror” shall have the meaning set forth in the preamble hereto.

“Acquiror Confidential Information” shall have the meaning set forth in Section 4.04(a).

“Acquisition Transaction” shall mean any transaction involving: (i) the sale, license, disposition or acquisition of all or a material portion of the Company’s business or assets; (ii) the issuance, disposition or acquisition of (A) any capital stock or other equity security of the Company (other than Common Stock issued to employees of the Company, upon exercise of stock options or otherwise, in routine transactions in accordance with the Company’s past practices), (B) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock or other equity security of the Company (other than stock options granted to employees of the Company in routine transactions in accordance with the Company’s past practices), or (C) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of the Company; or (iii) any merger, consolidation, share exchange, tender offer (other than the Tender Offer), business combination, reorganization or similar transaction involving the Company.

“Action” shall mean any claim, action, suit, arbitration, mediation, proceeding or investigation, whether civil, criminal or administrative, by or before any Governmental Authority or arbitral body.

“Affiliate” shall mean, (i) with respect to a particular individual, (A) the individual’s spouse and any parent, child, sibling, grandparent, grandchild, aunt, uncle, niece, nephew of the individual or the individual’s spouse, (B) any Person that is directly or indirectly controlled by the particular individual or any such family member of the particular individual or his/her spouse, (C) any Person in which the particular individual or any such family member of the particular individual or his/her spouse has a material financial interest, and (D) any Person with respect to which the particular individual or such family member of the particular individual or his/her spouse serves as a director, officer or partner (or in a similar capacity); and (ii) with respect to any specified Person other than an individual, (A) any Person that directly, or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, the Person specified, (B) any Person in which the specified Person has a material financial interest, and (C) any Person which has a material financial interest in the specified Person. “Control” and its derivative words mean the possession, direct or indirect, of the power to direct or cause the direction of the decisions, management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the ability to elect the majority of the directors or the members of a similar governing body of a Person.

“Agreement” shall have the meaning set forth in the preamble hereto.

“Announcement Date” shall have the meaning set forth in Section 1.02.

3.01(i)-1

“Business Day” shall mean any day other than a Saturday or Sunday, or any other day on which commercial banks in Tokyo, Japan or New York in the U.S.A. are authorized or required by applicable Law to close.

“Closing” shall have the meaning set forth in Section 2.01.

“Closing Date” shall have the meaning set forth in Section 2.01.

“Closing Payments” shall have the meaning set forth in Section 1.02.

“Common Stock” shall have the meaning set forth in the recitals hereto.

“Company” shall have the meaning set forth in the recitals hereto.

“Consent” means any approval, consent, ratification, permission, waiver, or authorization.

“Contract” shall mean any contract, agreement, instrument, undertaking, indenture, commitment, loan, license or other legally binding obligation, whether written or oral.

“FIEL” shall mean the Financial Instruments and Exchange Law of Japan (kinyuu-shohin-torihiki-ho) (Law No. 25 of 1948, as amended).

“Financing” shall have the meaning set forth in the recitals hereto.

“Financing Commitment” shall have the meaning set forth in the recitals hereto.

“Financing Party” shall have the meaning set forth in Section 4.05.

“Governmental Authority” shall mean any domestic, foreign or supranational government, governmental authority, court, tribunal, agency or other regulatory, administrative or judicial agency, commission or organization (including self-regulatory organizations), tribunal or arbitral body, stock exchange, and any subdivision, branch or department of any of the foregoing.

“Indemnifying Party” shall have the meaning set forth in Section 5.03.

“Jefferies” shall have the meaning set forth in the recitals hereto.

“Law” shall mean, with respect to any Person, any law, statute or ordinance, or any rule, regulation, standard, judgment, order, writ, injunction, ruling, decree, arbitration award, agency requirement, license or permit of any Governmental Authority that is legally binding on such Person.

“Lenders” shall mean Jefferies and a syndicate of banks, financial institutions and other lenders providing the Financing pursuant to the terms of the Financing Commitment.

“Lien” shall mean a lien, charge, option, mortgage, pledge, security interest, claim, deed of trust, hypothecation or encumbrance of any kind.

“Losses” shall mean damages, losses or liabilities (including judgments, awards, interest and penalties), together with costs and expenses reasonably incurred, including the reasonable fees and disbursements of legal counsel.

“Majority Share Acquisition” shall mean the consummation, pursuant to the Tender Offer, of the acquisition by Tender Sub of more than fifty percent (50%) of the outstanding shares of Common Stock of the Company held by Persons other than the Sellers (calculated on a fully diluted basis).

“Order” shall mean any order, injunction, judgment, decree, ruling, assessment, judicial or administrative order, award or determination of any Governmental Authority or arbitrator.

“Organizational Documents” shall mean the articles of incorporation, the rules of the board of directors, the share handling regulations, the partnership agreement, the limited liability company agreement, the operating agreement or other similar governing instruments, in each case as amended as of the date specified, of any Person.

“Parties” and “Party” shall have the meanings set forth in the preamble hereto.

“Per Share Purchase Price” shall mean 1,400 JPY.

“Person” shall mean any natural person, general or limited partnership, limited liability company, limited liability partnership, corporation, joint stock company, trust, unincorporated association, joint venture, Governmental Authority, or other entity, whether acting in an individual, fiduciary or other capacity.

“Related Party Agreements” shall have the meaning set forth in Section (i) of Schedule 3.01.

“Representative” shall mean, with respect to any Person, any officer, director, employee, agent, attorney, accountant, advisor, financing source or other representative of such Person.

“Seller,” “Sellers,” “Seller 1,” “Seller 2,” and “Seller 3” shall have the meaning set forth in the preamble hereto.

“Seller Confidential Information” shall have the meaning set forth in Section 4.04(b).

“Seller Shares” shall have the meaning set forth in the recitals hereto.

“Share Offer Price” shall have the meaning set forth in the recitals hereto.

“Taxes” shall mean all taxes, charges, fees, levies or other assessments, including income, capital, gross receipts, excise, property, stamp, registrations, sales, license, payroll, consumption, withholding and franchise taxes, escheat obligation, and any secondary tax liability, imposed by Japan or any other country or any local government or taxing authority or political subdivision or agency thereof or therein, and such term shall include any interest, penalties or additions attributable to such taxes, charges, fees, levies or other assessments.

“Tender Offer” shall have the meaning set forth in the recitals hereto.

“Tender Sub” shall have the meaning set forth in the recitals hereto.